Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Northstar Financial Corp. of our report dated May 21, 2015 relating to our audits of the financial statements of Northstar Financial Corp for the years ended December 31, 2014 and 2013 and for the period from April 15, 2010 (inception) to December 31, 2014.

We also consent to the reference to our firm under the captions “Experts” in this Registration Statement.

RSM US LLP
Omaha, Nebraska
January 8, 2016